                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 20, 2000


                                MYCOM GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                         0-29836                 33-0677545
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

              602 Main Street
              Cincinnati, Ohio                            45202
  (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (513) 651-5560

FORM 8-K                                                       MYCOM GROUP, INC.

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         In connection with the merger of Mycom Group, Inc. into Bad Toys, Inc. as previously reported in the Form 8-K, dated August 23, 2000, on the effective date of the merger, the existing officers, directors and business of Mycom Group became the officers, directors and business of Bad Toys (which changed its name to Mycom Group). Blackburn, Childers & Steagall, PLC, the independent accountants for Bad Toys prior to the merger resigned. On September 20, 2000, Schumacher & Associates, Inc., Certified Public Accountants, 2525 Fifteenth Street, Suite 3H Denver, Colorado 80211, the independent accountants for Mycom Group prior to the merger, became the accountants of the registrant.

         The Independent Auditors' Report of Blackburn, Childers & Steagall, PLC dated March 20, 2000, stated that Bad Toys' recurring losses raised substantial doubt about its ability to continue as a going concern in the custom motorcycle manufacturing business. In the past two years, there were no disagreements among the former accountant and either current or former management.

         Blackburn, Childers & Steagall, PLC furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated September 20, 2000, is filed as Exhibit 1 to this Form 8-K.

         On September 20, 2000, the registrant's board of directors approved the retention of Schumacher & Associates, Inc. as its new independent auditors to audit the registrant's financial statements. The registrant or any person on the registrant's behalf, during the two most recent fiscal years and the subsequent interim periods prior to the engagement of Schumacher & Associates, Inc., did not consult with Schumacher & Associates, Inc. with regard to any of the matters listed in Regulation S-K Items 304(a)(2)(i) or (ii).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

1        Letter from Blackburn, Childers & Steagall, PLC, dated September 20,
         2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     MYCOM GROUP, INC.


                                                     By: /s/ George W. Young
                                                         George W. Young
                                                         Chief Executive Officer
Date: September 20, 2000